UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2016

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 7, 2016, Premier, Inc. (“Premier”) announced that its consolidated subsidiary, NS3 Health, LLC (“NS3”), entered into an Equity Purchase Agreement (the “Agreement”), dated June 7, 2016 by and among Lincare, Inc. (“Lincare”), Acro Pharmaceutical Services, LLC (“Acro”), Community Pharmacy Services, LLC (“Community”, and together with Acro, the “Acquired Companies”) and NS3 to acquire from Lincare all of the limited liability company membership interests of the Acquired Companies for an aggregate purchase price of $75.0 million in cash, subject to upward or downward adjustment based on the Acquired Companies’ (i) cash on hand, (ii) outstanding indebtedness and (iii) net working capital at closing. The acquisition is expected to close, subject to customary closing conditions, during Premier’s fiscal 2017 first quarter ending September 30, 2016. Premier expects to fund the acquisition with available cash or borrowings under its existing credit facility.

Acro is a national specialty pharmacy that delivers customized healthcare management solutions to promote safe and cost-effective utilization of specialty medications for its customers. Community primarily provides pharmacy services under the 340B Federal program to patients in the Greater Philadelphia area. The Acquired Companies will become part of Premier’s supply chain services segment. NS3, which operates Premier’s specialty pharmacy program, is a part of Premier’s supply chain services segment.

The filing of this Current Report on Form 8-K shall not be deemed an admission by Premier that the transaction described herein is material.

Item 7.01.	Regulation FD Disclosure.

According to information provided to Premier by Lincare, the specialty pharmacy business operated by the Acquired Companies generated revenue of approximately $206 million in the fiscal year ended December 31, 2015. The transaction is expected to be accretive to Premier’s earnings in the fiscal year ending June 30, 2017.

The information discussed under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the Securities and Exchange Commission, including Premier’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, including as a result of new information or future events that occur after that date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

	By:	/s/ Susan D. DeVore
		Name:	Susan D. DeVore
		Title:	Chief Executive Officer and President
Date: June 7, 2016